Exhibit Q1(a) Amendment No. 15

FIXED INCOME SECURITIES, INC.
ARTICLES OF AMENDMENT


	FIXED INCOME SECURITIES, INC., a Maryland corporation
(hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

FIRST:	The charter of the Corporation is amended to change
the name of the Corporation by amending Article First of the Articles of Incorporation to read:

	FIRST:  The name of the corporation is Federated Fixed
Income Securities, Inc.

SECOND:	The foregoing amendment to the charter of the
Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General
Corporation Law to be made without action by stockholders.

	THIRD:	The effective date of the foregoing amendment is
February 1, 2000.

IN WITNESS WHEREOF, Fixed Income Securities, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of November 30, 1999, by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth therein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.


WITNESS:	FIXED INCOME SECURITIES, INC.




/s/ C. Grant Anderson		By:  /s/ J. Christopher Donahue
C. 	Grant Anderson	J. Christopher Donahue
Assistant Secretary	Executive Vice President





Exhibit Q1(b)  Amendment No. 16

FIXED INCOME SECURITIES, INC.
ARTICLES OF AMENDMENT

	FIXED INCOME SECURITIES, INC., a Maryland corporation
(hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

	FIRST: The charter of the Corporation is amended by inserting, at the end of paragraph SEVENTH, new subparagraphs (h) and (i), to read:

"(h) 	To the extent permitted under Maryland law, without the
vote of the shares of any class of stock of the Corporation then outstanding, the Corporation may, upon approval of a majority of the Board of Directors, sell and convert into money all the assets of any class or series of the Corporation. Upon making provision for the payment of all outstanding obligation, taxes and other liabilities, accrued or contingent, belonging to the Corporation, or any class or series thereof, the Directors shall distribute the remaining assets of the Corporation ratably among the holders of the outstanding shares of the Corporation, or any affected class or series thereof."

"(i) 	The Board of Directors may redesignate a class of stock
whether or not shares of such class are issued and outstanding, provided that such redesignation does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such class of stock."

	SECOND: The foregoing amendments to the charter of the Corporation were approved by the Board of Directors of the Corporation; and have been duly approved by the shareholders of the Corporation at a special meeting of the shareholders held on November 30, 1999.

	IN WITNESS WHEREOF, Fixed Income Securities, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of January 13, 2000, by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth therein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:		FIXED INCOME SECURITIES, INC.

/s/ C. Grant Anderson		By:  /s/ J. Christopher Donahue
C. Grant Anderson		J. Christopher Donahue
Assistant Secretary		Executive Vice President



Exhibit Q1(c)  Amendment No. 17

FEDERATED FIXED INCOME SECURITIES, INC.
ARTICLES SUPPLEMENTARY

	FEDERATED FIXED INCOME SECURITIES, INC., a Maryland corporation (the "Corporation") hereby certifies that:

	FIRST:		The Corporation is authorized to issue
10,000,000,000 shares of common stock, par value $0.001 per share, with an aggregate par value of $10,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

	SECOND:	The Board of Directors of the Corporation hereby
reclassifies all of the authorized but unissued shares of common stock of the Corporation such that the authorized common stock of the Corporation is classified as follows:

Class	Number of Shares

Federated Limited Term Fund Class A Shares	  1,000,000,000
Federated Limited Term Fund Class F Shares	  1,000,000,000
Federated Limited Term Municipal Fund
Class A Shares	  				  1,000,000,000
Federated Limited Term Municipal Fund
Class F Shares	  				  1,000,000,000
Federated Strategic Income Fund Class A Shares	  1,000,000,000
Federated Strategic Income Fund Class B Shares	  2,000,000,000
Federated Strategic Income Fund Class C Shares	  1,000,000,000
Federated Strategic Income Fund Class F Shares	  1,000,000,000

Federated Municipal Ultrashort Fund
Institutional Shares	   			    500,000,000
Federated Municipal Ultrashort Fund
Institutional Service Shares	     		    500,000,000

				TOTAL SHARES	 10,000,000,000

	THIRD:	The shares of common stock reclassified hereby shall
have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FOURTH Section (b) of the Corporation's charter and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

	FOURTH: The stock of the Corporation has been reclassified by the Board of Directors pursuant to authority contained in the charter of the Corporation.